Exhibit 3

BIOLINERX LTD.

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to 12:00 p.m. EST on November 26, 2021)

The undersigned registered owner of American Depositary Shares hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Shares of BioLineRx Ltd. registered in the name of the undersigned on the books of the Depositary as of the close of business on October 29, 2021 at the Annual General Meeting of the Shareholders of BioLineRx Ltd. to be held on December 2, 2021 or any postponement or adjournment thereof in respect of the resolutions specified on the reverse.

NOTES:
PROXY TABULATOR FOR BIOLINERX LTD. P.O. Box 8016 CARY, NC 27512-9903

1.
Please direct the Depositary how it is to vote by placing an “X” in the appropriate box opposite each agenda item. It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, then a discretionary proxy will be given to a person designated by the Company.

2.
It is understood that, if this form is not signed and returned, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company.

(Continued and to be marked, dated and signed, on the other side)

Annual General Meeting of Shareholders of BIOLINERX LTD.						Annual General Meeting of Shareholders of BIOLINERX LTD. to be held on December 2, 2021 For Holders as of October 29, 2021

Date:		December 2, 2021
See Voting Instruction On Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only

			For	Against	Abstain	• Mark, sign and date your Voting Instruction Form.
1.	To re-elect the following persons to the Board of Directors, each to serve until the next Annual General Meeting of shareholders:					• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the postage-paid envelope provided.

	a.	Aharon Schwartz	☐	☐	☐
All votes must be received prior to 12:00 p.m. EST on November 26, 2021.
	b.	Michael Anghel	☐	☐	☐
To view the notice and proxy statement, please visit:
	c.	B.J. Bormann	☐	☐	☐

	d.	Raphael Hofstein	☐	☐	☐	PROXY TABULATOR FOR
BIOLINERX LTD.
	e.	Sandra Panem	☐	☐	☐	P.O. BOX 8016
CARY, NC 27512-9903
2.
To reappoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and to authorize the Audit Committee of the Board of Directors to fix the compensation of said auditors in accordance with the scope and nature of their services.
			☐	☐	☐

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